UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 28, 2011 (December 22, 2011)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)

2000 NW Corporate Boulevard, Suite 101, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

561-367-2950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

    Merger Agreement

On December 22, 2011, Baldwin Technology Company, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forsyth Capital Investors, LLC, a Missouri limited liability company (“FCI”), Forsyth Baldwin, LLC, a Missouri limited liability company (“Buyer”), Forsyth Baldwin Mezzanine, Inc., a Missouri corporation (“Mezzanine”), and Forsyth Baldwin, Inc., a Delaware corporation (“Merger Sub”, and together with FCI, Buyer and Mezzanine, the “Forsyth Parties”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger.

The Board of Directors of the Company unanimously approved the Merger and the Merger Agreement.

At the effective time of the Merger, each share of Class A Common Stock and Class B Common Stock of the Company issued and outstanding immediately prior to the effective time (other than shares owned by the Forsyth Parties or the Company and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $0.96 in cash (the “Per Share Merger Consideration”), without interest, subject to adjustment as described below. Additionally, each option (whether or not vested) granted under the Company’s equity incentive plans will be cancelled immediately before the effective time of the Merger in exchange for the right to receive cash equal to the amount, if any, by which the Per Share Merger Consideration exceeds the applicable exercise price per share of such option. Each warrant to purchase shares of the Company’s common stock will be cancelled immediately before the effective time of the Merger in exchange for the right to receive cash equal to the amount, if any, by which the Per Share Merger Consideration exceeds the applicable exercise price per share of such warrant.

The aggregate merger consideration being paid by FCI to the Company’s stockholders is subject to adjustment. Among other reasons, the aggregate merger consideration is subject to adjustment, on a dollar-for-dollar basis, to the extent that the Company’s (a) aggregate cash balances (plus (i) the amount of any expenses paid in connection with the Merger (up to $1,400,000), (ii) repayment or prepayment of certain amounts under the Company’s debt facilities, and (iii) the amount of any 2011 Christmas bonuses paid by Baldwin Germany GmbH (up to the euro equivalent of $400,000)) exceeds (b) the Company’s aged accounts payable (and debt incurred under certain debt facilities since the date of the Merger Agreement) by less than $1,800,000. In the event that the adjustments would result in the Per Share Merger Consideration being less than $0.90, the Company has agreed to adjourn the special meeting of the Company’s stockholders, amend its proxy statement and resolicit the approval of the Company’s stockholders for the merger with the recalculated Per Share Merger Consideration of less than $0.90.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the affirmative vote of a majority of the votes entitled to be cast on approval of the Merger Agreement, (ii) the absence of a “Company Material Adverse Effect,” and (iii) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Merger Agreement. A “Company Material Adverse Effect” is defined in the Merger Agreement as any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by the Merger Agreement on a timely basis. Also, a “Company Material Adverse Effect” shall be deemed to have occurred if (a) the Company shall be in breach of certain financial covenants relating to net sales and EBITDA set forth in the Credit Agreement (as defined below); (b) an Event of Default (as defined in the Credit Agreement) shall have occurred and as a result thereof the lenders under the Credit Agreement shall have exercised, or indicated in writing that they intend to exercise, their rights as secured creditors under the Credit Agreement; or (c) the trustee under the Rabbi Trust Agreement (as defined in the Credit Agreement) initiates any legal action or proceeding against the Company or any of the Forsyth Parties and/or their affiliates with respect to the Company’s failure to meet certain obligations under the Rabbi Trust Agreement including, without limitation, the Company’s failure to make a contributions to the trust upon the occurrence of a “Potential Change of Control” under the Rabbi Trust Agreement. Completion of the Merger is expected to occur in the second quarter of calendar 2012.

FCI has obtained an equity financing commitment for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for FCI to pay the aggregate Per Share Merger Consideration and all related fees and expenses. Specifically, Barry-Wehmiller Group Inc., an affiliate of FCI, has committed to purchase equity interests in FCI on the terms and subject to the conditions set forth in an equity commitment letter dated December 22, 2011.

During the period beginning on the date of the Merger Agreement and continuing through January 28, 2012 (the “Non-Exclusivity Period”), the Company may and intends to initiate, solicit and encourage alternative acquisition proposals from third parties and provide non-public information to and enter into discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on January 29, 2012 and continuing through the closing or termination of the Merger Agreement (the “Exclusivity Period”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities for a limited period of time after the Non-Exclusivity Period with certain third parties that submitted an alternative acquisition proposal during the Non-Exclusivity Period that the Company’s Board of Directors has determined constitutes a Superior Proposal (as defined below) (each, an “Excluded Party”). The Company has retained Duff & Phelps LLC to act as its financial advisor during the Exclusivity Period.

Notwithstanding the limitations applicable after the start of the Exclusivity Period, prior to the approval of the Merger and the Merger Agreement by the Company’s stockholders, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Company Board reasonably believes could lead to a Superior Proposal. A “Superior Proposal” is a written acquisition proposal for a majority of the outstanding shares of Company common stock or all or substantially all of the consolidated assets of the Company on terms that the Board determines in its good faith judgment to be more favorable from a financial point of view to the Company’s stockholders than the Merger.

The Merger Agreement contains certain termination rights for the Company and FCI. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay FCI a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive agreement concerning a Superior Proposal with an Excluded Party, the amount of the termination fee will be $2,000,000. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $3,000,000.

A copy of the Merger Agreement has been included as an exhibit to this report to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Forsyth Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

    Voting Agreements

In connection with the transactions contemplated by the Merger Agreement, including the Merger, certain stockholders of the Company, including each Director of the Company, holding in the aggregate 802,058 shares of Class A Common Stock and 688,180 shares of Class B Common Stock, each entered into a voting agreement (collectively, the “Voting Agreements”) with FCI. Pursuant to each Voting Agreement executed by such a stockholder, the stockholder has agreed to vote to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The stockholders executing Voting Agreements will be relieved of their obligation to vote in favor of the Merger and the transactions contemplated by the Merger Agreement under certain circumstances, including if the Company’s Board of Directors validly terminates the Merger Agreement in favor of a Superior Proposal.

    Amendment to Credit Agreement

On December 22, 2011, the Company and certain of its subsidiaries entered into Amendment No. 13 (“Amendment No. 13”) to the Credit Agreement (the “Credit Agreement”), dated as of

November 21, 2006 “with Bank of America, N.A., as a Lender and as Administrative Agent, and certain other lenders (collectively, the “Lenders”). Among other things, Amendment No. 13 (i) deferred until May 15, 2012 the Lenders’ right to be granted the Amendment No. 11 Additional Warrants (as defined in Amendment No. 11, a copy of which was filed on October 19, 2011 as an exhibit to the Company’s Form 8-K dated October 19, 2011), (ii) deferred until May 15, 2012 the additional fees owed to the Lenders under Amendment No. 11, (iii) deferred until May 15, 2012 the Incremental Interest (as such term is defined in the Credit Agreement), and (iv) provided that each of such deferrals shall become permanent upon the closing of the Merger no later than May 15, 2012, subject to an extension until May 30, 2012 if the stockholder meeting to vote on the Merger has been scheduled by May 15, 2012.

The Credit Agreement, as amended by Amendment No 13, continues to require that the Company satisfy certain minimum EBITDA, Minimum Currency Adjusted Net Sales, Capital Expenditures, and Minimum Liquidity tests. The Company anticipates that it will be in compliance with these covenants for the remainder of the term of the Credit Agreement. However, the Company’s ability to meet its debt obligations (including compliance with applicable financial covenants) is dependent upon the Company’s future performance and its cash flows from operations, both of which are subject to prevailing economic conditions and financial, business, and other known and unknown risks and uncertainties, certain of which are beyond the Company’s control.

Copies of the Merger Agreement, the form of Voting Agreement and Amendment No. 13 are filed as exhibits to this Current Report on Form 8-K.

The foregoing description of the Merger Agreement, the Voting Agreements, Amendment No. 13 and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements which are attached hereto as exhibits to this Form 8-K pursuant to Item 9.01, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 above regarding the Amendment to Credit Agreement of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

The Company issued a press release dated December 23, 2011 regarding the Merger, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement and Plan of Merger among Baldwin Technology Company, Inc., Forsyth Capital Investors, LLC, Forsyth Baldwin, LLC, Forsyth Baldwin Mezzanine, Inc. and Forsyth Baldwin, Inc. dated as of December 22, 2011 (filed herewith)

10.2	Form of Voting Agreement dated as of December 22, 2011 between certain stockholders of Baldwin Technology Company, Inc. and Forsyth Capital Investors, LLC (filed herewith)

10.3	Amendment No. 13 to Credit Agreement dated as of December 22, 2011, among Baldwin Technology Company, Inc., Baldwin Germany Holding GmbH, Baldwin Germany GmbH, Baldwin Oxy-Dry GmbH, the other Credit Parties party thereto, Bank of America, N.A. as a Lender and as Administrative Agent, and the other Lenders party thereto (filed herewith).

99.1	Press Release entitled “Baldwin to be Acquired by Forsyth” issued by the Company on December 23, 2011 (furnished herewith).

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

By:	/s/ Ivan R. Habibe
Ivan R. Habibe
Vice President, Chief Financial Officer and Treasurer

Dated: December 28, 2011